FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (this “Amendment”) is made as of this 1 day of January, 2011 by and between PROLOR Biotech, INC., a Nevada corporation (“Employer”), and SHAI NOVIK (“Executive”), and amends that certain Employment Agreement, dated December 14, 2005, between Modigene Inc., a Delaware corporation (“Modigene DE”), and Executive, as amended by that certain First Amendment to Employment Agreement, dated July 27, 2006 between Modigene DE and Executive (the “First Amendment”), and as amended by that certain Second Amendment to Employment Agreement, dated February 29, 2008 between Employer and Executive (the “Second Amendment”), and as amended by that certain Third Amendment to Employment Agreement, dated July 17, 2008 between Employer and Executive (the “Third Amendment”), and as amended by that certain Fourth Amendment to Employment Agreement, dated January 24, 2010 between Employer and Executive (the “Fourth Amendment”)    (as amended, restated, supplemented or modified from time to time, including pursuant to the First Amendment, Second Amendment, Third Amendment and Fourth Amendment the “2005 Agreement”).

RECITALS:

A.           The parties desire to modify certain provisions of the 2005 Agreement concerning the termination of Executive’s employment and Executive’s compensation.

B.           Pursuant to Section 7(b) of the 2005 Agreement, the parties desire to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following amendments to the Second Amendment:

AGREEMENT:

1.           Amendment to Section 3(a).  Section 3(a) of the 2005 Agreement is hereby deleted in its entirety and replaced with the following Section 3(a):

“Executive shall receive an aggregate annual minimum base salary at the rate of Two Hundred and Ninety Thousand Dollars ($290,000) effective January 1, 2011, payable in equal monthly installments of $24,166.67 or otherwise in accordance with the regular payroll schedule of Employer (as the same may be increased, “Base Salary”). Effective June 1, 2008, payments will be in Israeli Shekels (IS) according to IS-US$ exchange rate of 3.86 IS/US$.”

2.           Revised Notification under Israeli Law.  In the event that the Base Salary set forth in Section 3 of the 2005 Agreement is increased, Employer agrees to deliver to Employee, and both parties agree to sign, a revised Notification to Employee of Employment Conditions (in the form attached to the 2005 Agreement), reflecting such increase.

3.           Effectiveness.  This Amendment shall be deemed effective immediately upon the full execution hereof, without any further action required by the parties hereto.

4.           The Agreement.  All references in the 2005 Agreement to the term “Agreement” shall be deemed to refer to the 2005 Agreement referenced in, and as amended by, each of the amendments set forth in the preamble to this Amendment.

5.           Amendment and 2005 Agreement to be Read Together.  This Amendment amends and is part of the 2005 Agreement, and the 2005 Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement.  Except as otherwise set forth herein, the 2005 Agreement shall remain in full force and effect.

6.           Headings.  Headings used in this Amendment are for convenience only and shall not affect the construction or interpretation of the 2005 Agreement or this Amendment.

7.           Counterparts.  This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPLOYER:			EXECUTIVE:

PROLOR Biotech, INC.

By:	/s/ Abraham Havron		/s/ Shai Novik
	Name:	Abraham Havron	Shai Novik
	Title:	Chief Executive Officer

Notice Address:

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